Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the KaloBios Pharmaceuticals, Inc. 2012 Equity Incentive Plan of our report dated September 1, 2016, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Kalobios Pharmaceuticals, Inc. for the year ended December 31, 2015.

/s/ HORNE LLP

Ridgeland, Mississippi
October 14, 2016